Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACTS Ray Davis President & CEO Umpqua Holdings Corp. 503-727-4101 raydavis@umpquabank.com	Dan Sullivan EVP & CFO Umpqua Holdings Corp. 503-727-4103 dansullivan@umpquabank.com

Umpqua Holdings Corporation Schedules Fourth Quarter Earnings Conference Call for January 25, 2007

PORTLAND, Ore., January 8, 2007 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., will conduct a quarterly earnings conference call Thursday, January 25, 2007 at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss fourth quarter and full year 2006 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-791-1856 a few minutes before 10:00 a.m. The password is “UMPQUA.” A rebroadcast will be available approximately one hour after the conference call by dialing 866-502-6119, or by visiting www.umpquaholdingscorp.com. Information to be discussed in the teleconference will be available on the company's website prior to the call.

About Umpqua Holdings Corporation

Umpqua Bank, headquartered in Roseburg, Ore., is a subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ) and has 132 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Bank has been recognized for its innovative customer experience and creative strategy by leading national publications including the Wall Street Journal, New York Times, BusinessWeek, Fast Company and CNBC. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquabank.com.

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